Exhibit 99.1

Ingersoll Rand Announces $1.3 Billion Financing
by Allegion

Swords, Ireland, September 27, 2013 - Ingersoll-Rand plc (NYSE: IR) (the “Company”) today announced that its indirect, wholly-owned subsidiary, Allegion U.S. Holding Company Inc. (“Allegion Holdings”) has completed an offering of 5.75 percent senior notes in the aggregate principal amount of $300 million maturing in 2021 (the “Notes”).
In addition, Allegion Holdings completed the syndication of $1 billion senior secured term loan facilities, consisting of a $500 million “tranche A” term loan facility due in 2018 and a $500 million “tranche B” term loan facility due in 2020. Allegion Holdings will also enter into a $500 million senior secured revolving credit facility maturing in 2018.
The Notes, the senior secured term loan facilities and the senior secured revolving credit facility are guaranteed by Allegion plc, Schlage Lock Company LLC and Von Duprin LLC. The Company will not be a guarantor or obligor with respect to the Notes, the senior secured term loan facilities or the senior secured revolving credit facility.
Allegion Holdings intends to use the net proceeds from the offering of the Notes and the senior secured term loan facilities to pay a special cash distribution to the Company prior to the proposed spin-off of the Company’s commercial and residential security businesses, with any remaining amounts used for general corporate purposes.
The Notes and the related guarantees will be sold in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and offered and sold outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.
The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this news release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward-Looking Statements
Certain statements contained in this news release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include those identified by the words "expect," "estimate," "intend," "will" and "would" or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can offer no assurance that such expectations will prove to be correct. Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 14, 2013, and in Allegion plc's Form 10, filed with the SEC on June 17, 2013 and subsequently amended on August 15, 2013. All forward-looking statements are expressly qualified in their entirety by such risk factors.

# # #

About Ingersoll Rand
Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane® -work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit www.ingersollrand.com.